As filed with the Securities and Exchange Commission on May 13, 2010    Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SANDY SPRING BANCORP, INC.
(exact name of registrant as specified in its certificate of incorporation)

MARYLAND	52-1532952
(state or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

17801 Georgia Avenue
Olney, Maryland 20832
(301)774-6400
(Address, including zip code, and telephone
number, including area code, of registrant's principal executive offices)

SANDY SPRING BANCORP, INC.  DIRECTOR STOCK PURCHASE PLAN,
AS AMENDED AND RESTATED
(Full Title of the Plan(s))

Ronald E. Kuykendall, Esq.	Copies to:
Executive Vice President,	Aaron M. Kaslow, Esq.
General Counsel and Secretary	Thomas P. Hutton, Esq.
Sandy Spring Bancorp, Inc.	Kilpatrick Stockton LLP
17801 Georgia Avenue	607 14th Street, N.W.
Olney, Maryland 20832	Washington, DC 20005
(301)774-6400	(202) 508-5800
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock $1.00 Par Value	30,000 Shares	$18.00	$540,000	$39.00

(1)
Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Sandy Spring Bancorp, Inc. Director Stock Purchase Plan, as amended and restated  (the “Director Stock Purchase Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant pursuant to 17 C.F.R. § 230.416(a).

(2)
Estimated solely to calculate the amount of the registration fee.  Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the price per share is estimated to be $18.00  based upon the average of the high and how prices of the Registrant’s  common stock, $1.00 par value per share as reported on the Nasdaq Global Select Market on May 12, 2010.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act"), and 17 C.F.R. §230.462.

EXPLANATORY NOTE

This registration statement is being filed solely to register 30,000 additional shares of Sandy Spring Bancorp, Inc. common stock for the Sandy Spring Bancorp, Inc. Director Stock Purchase Plan.  The additional shares are additional securities of the same class as the securities for which a registration statement on Form S-8 (Registration No. 333-117330) was filed with the Securities and Exchange Commission on July 13, 2004.  Accordingly, the content of such earlier registration statement is hereby incorporated by reference in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   List of Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

4	Sandy Spring Bancorp, Inc. Director Stock Purchase Plan, as amended and restated.*

5	Opinion of Kilpatrick Stockton LLP, Washington, DC, as to the legality of the Common Stock registered hereby.

23.1	Consent of Kilpatrick Stockton LLP (contained in the opinion included as Exhibit 5).

23.2(a)	Consent of Grant Thornton LLP.

23.2(b)	Consent of McGladrey & Pullen LLP

24	Power of Attorney.

*	Management Contract or Compensation Plan or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sandy Spring Bancorp, Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olney,  State of Maryland, on May 13, 2010.

SANDY SPRING BANCORP, INC.

By:	*
Daniel J. Schrider
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer
Daniel J. Schrider	and Director
(Principal Executive Officer)

*	Executive Vice President and
Philip J. Mantua	Chief Financial Officer
(Principal Financial and Accounting Officer)

*	Director, Chairman of the Board
Robert L. Orndorff, Jr.

*	Director
Mark E. Friis

*	Director
Susan D. Goff

*	Director
Solomon Graham

*	Director
Gilbert L. Hardesty

*	Director
Pamela A. Little

*	Director
David E. Rippeon

*	Director
Craig A. Ruppert

*	Director
Lewis R. Schumann

*	Director
Dennis A. Starliper

* Pursuant to the power of attorney filed herewith as Exhibit 24.

/s/ Ronald E. Kuykendall	May 13, 2010
Ronald E. Kuykendall
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4	Sandy Spring Bancorp, Inc. Director Stock Purchase Plan, as amended and restated.	Filed herewith.

5	Opinion of Kilpatrick Stockton LLP as to the legality of the Common Stock to be issued.	Filed herewith.

23.1	Consent of Kilpatrick Stockton LLP	Contained in the Opinion included in Exhibit 5.0.

23.2(a)	Consent of Grant Thornton LLP	Filed herewith.

23.2(b)	Consent of McGladrey & Pullen LLP	Filed herewith

24	Power of Attorney	Located on the signature page.